As filed with the Securities and Exchange Commission on February 9, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENSERVCO CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1311	84-0811316
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

14133 County Rd 9 ½

Longmont, CO 80504

(303) 333-3678

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Richard A. Murphy

Principal Executive Officer

14133 County Rd 9 ½

Longmont, CO 80504

(303) 333-3678

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Douglas T. Holod Maslon LLP 90 South 7th Street, Suite 3300 Minneapolis, MN 55402 Telephone: (612) 672-8313 Fax: (612) 642-8313	James T. Seery Duane Morris LLP 1540 Broadway New York, NY 10036 Tel: (212) 547-5400 Fax: (973) 556-1417

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-252275)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common Stock, $0.005 par value per share (3)	$1,610,000.00	$175.65
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof (3)
Total	$1,610,000.00	$175.65

__________

(1)

Represents only the additional amount of securities being registered. The registrant previously registered securities at an aggregate offering price not to exceed $8,050,000.00 on a Registration Statement on Form S-1 (File No. 333-252275), which was declared effective by the Securities and Exchange Commission on February 8, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $1,610,000.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

(2)

The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price for the common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $1,610,000.00.

(4)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-252275), originally filed by us with the Commission on January 21, 2021, and subsequently amended on February 4, 2021 and declared effective by the Commission on February 8, 2021, and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. It is being filed for the sole purpose of registering an additional $1,610,000.00 of securities pursuant to Rule 462(b), which amount does not represent more than 20% of the maximum aggregate offering price set forth for the securities in the “Calculation of Registration Fee” table in the registration statement on Form S-1 (File No. 333-252275), as amended.

The information in the registration statement on Form S-1 (File No. 333-252275), as amended, is incorporated by reference into this registration statement. The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Maslon LLP

23.1	Consent of Plante & Moran, PLLC

23.2	Consent of Maslon LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 9, 2021.

ENSERVCO CORPORATION (Registrant)

By:	/s/ Richard A. Murphy
Richard A. Murphy Director and Chief Executive Officer

Each person whose signature appears below appoints Richard A. Murphy and Marjorie Hargrave, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Richard A. Murphy		February 9, 2021
Richard A. Murphy	Director and Executive Chairman (Principal Executive Officer)

/s/ Marjorie Hargrave
Marjorie Hargrave	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 9, 2021

/s/ Robert S. Herlin
Robert S. Herlin	Director	February 9, 2021

/s/ William A. Jolly
William A. Jolly	Director	February 9, 2021